Exhibit 10.1

LEASE EXTENSION AND AMENDING AGREEMENT

THIS LEASE EXTENSION AND AMENDING AGREEMENT made effective the 5th day of September, 2019.

BETWEEN:

Variation Biotechnologies Inc.

(hereinafter referred to as the “Tenant”)

of the first part

-and-

310 Hunt Club Limited Partnership

(hereinafter referred to as the “Landlord”)

of the second part

WHEREAS:

A.	Pursuant to a Sub-Sublease dated September 1, 2014, between Iogen Corporation and the Tenant (the “Original Lease”), as amended by the Amendment of Sub-Sublease dated February 15, 2016 (collectively, the amendment with the Original Lease, being referred to as the “Lease”), the Landlord has leased to the Tenant 9,682 rentable square feet (the “Premises”) of that building known municipally as 310 Hunt Club Road, Ottawa (the “Building”);

B.	The Landlord has since acquired the Building;

C.	The Landlord and Tenant are entering into this First Lease Extension and Amending Agreement (the “First Lease Extension”) in order to evidence their agreement to extend the term of the Lease and otherwise amend the Lease pursuant to the terms and conditions agreed to by the parties as set out herein.

NOW THEREFORE in consideration of the mutual covenants and obligations herein set forth and of the payment of Five Dollars ($5.00) the one to the other the sufficiency and receipt of which is hereby acknowledged the parties hereto covenant and agree as follows:

1.	The recitals as hereinbefore set out are true in substance and in fact and all capitalized terms set out in this First Lease Extension which are not otherwise defined herein shall have ascribed thereto the definitions as set out in the Lease.

2.	Term. The Tenant has exercised its first option of three (3) years, which will extend the Lease such that the Term is now extended by the Extension Term and shall expire on December 31, 2022. The Tenant has one remaining Extension Term of three (3) years pursuant to Section 3.3 of the Lease.

3.	Rent. The Basic Rent during the Extension Term shall be the following:

Period	Basic Rent (psf)	Annual Basic Rent	Monthly Basic Rent
January 1, 2020 – December 31, 2020	$14.22	$137,678.04	$11,473.17
January 1, 2021 – December 31, 2021	$14.50	$140,389	$11,699.08
January 1, 2022 – December 31, 2022	$14.79	$143,196.78	$11,933.07

4.	Section 4.2(a) of the Lease is hereby amended by deleting the second last sentence thereof in its entirety and replacing it with the following:

“The Additional Rent shall be adjusted annually based on the actual amounts determined at the end of each calendar year, up to a maximum of $19.50 per square foot of Rentable Area of the Premises until December 31, 2019 and, thereafter, up to a maximum of $20.50 per square foot of the Rentable Area of the Premises for the calendar years 2020, 2021 and 2022 (the “Additional Rent Cap”).”

5.	The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this First Lease Extension. It is understood and agreed that all terms and expressions when used in this First Lease Extension shall unless a contrary intention is expressed herein have the same meaning as ascribed to them in the Lease. If anything contained in this First Lease Extension conflicts with any terms of the Lease, then the terms of this First Lease Extension shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety.

6.	This First Lease Extension may be executed in one or more counterparts, each of which, when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument. Signature pages of this First Lease Extension may be delivered electronically, and copies of such pages shall have the same force and effect as original signed documents.

7.	This First Lease Extension shall ensure the benefit of and be binding upon the parties hereto and their respective administrators and assigns as the case may be.

IN WITNESS WHEREOF each party has executed this First Lease Extension as of the date first written above.

310 Hunt Club Limited Partnership, by its general partner, 310 Hunt Club GP Inc.

Per:	/s/ Christian Jennings
Name:	Christian Jennings
Title:	Director

I/we have the authority to bind the Corporation.

Variation Biotechnologies Inc.

Per:	/s/ Jeffrey Baxter
Name:	Jeffery Baxter
Title:	Chief Executive Officer

I/we have the authority to bind the Corporation